Exhibit 23.1

Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

We have issued our report dated February 21, 2008, accompanying the consolidated financial statements and consolidated financial statement schedule included in the Annual Report of Zones, Inc. on Form 10-K for the year ended December 31, 2007.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Zones, Inc. on Form S-8 (File Nos. 333-87255, 333-110750, and 333-114945).

/s/ Grant Thornton LLP

Seattle, Washington
February 27, 2008